Exhibit 99.3

TRITON WATER PARENT, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

There may be forward-looking statements contained herein. All statements other than statements of historical fact contained in this presentation, including statements regarding Triton Water Parent, Inc. and its wholly-owned subsidiaries as a consolidated entity (“BTB”,“BlueTriton”, “we,” “us,” “our” or the “Company”) expressing the Company’s opinions, beliefs, expectations or assumptions regarding, among other things, future results of operations and financial position, financial targets, business strategy, plans and objectives for future operations, are, or may be deemed to be, “forward-looking statements”. The Company has based these forward-looking statements largely on its current estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this presentation. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Company management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Any forward-looking statements made in this presentation speak only as of the date of those statements, and except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results or changes in the Company’s expectations.

Executive Overview

For the three and nine months ended September 30, 2024 our net sales grew to $1,305.1 million and $3,755.3 million, respectively, representing an increase of $52.5 million, or 4.2%, and $142.6 million, or 3.9%, respectively, when compared to the prior year periods. Operating income for the three and nine months ended September 30, 2024 was $157.5 million and $441.3 million, respectively, representing improvement of $2.8 million, or 1.8%, and $123.9 million, or 39.0%, respectively, when compared to the prior year periods. Operating income for the three months ended September 30, 2024 benefited from improved gross margins on the higher sales, led by lower storage and handling costs and freight costs as compared to the prior year periods, partially offset by higher marketing expenses and unrealized losses on commodity forwards and transaction costs in the current year quarter. Operating income for the current year to date period benefited from product manufacturing and distribution savings, led by lower water sourcing, packaging and freight costs as compared to the prior year.

Results of Operations

Three Months Ended September 30, 2024 Compared to Three Months Ended September 30, 2023

The following table sets forth a summary of the Company’s operations for the periods indicated (in millions):

	Three Months Ended September 30,
	2024	2023	$ Variance	% Change
Net sales	$1,305.1	$1,252.6	$52.5	4.2%
Cost of sales	888.9	874.5	14.4	1.6%

Gross profit	416.2	378.1	38.1	10.1%
Gross margin %	31.9%	30.2%
Selling, general and administrative expenses	239.7	230.8	8.9	3.9%
Acquisition, integration and restructuring expenses	10.0	4.0	6.0	150.0%
Other operating expenses (income), net	9.0	(11.4)	20.4	(178.9)%

Operating income	157.5	154.7	2.8	1.8%
Operating margin %	12.1%	12.4%
Interest and financing expense, net	85.7	75.8	9.9	13.1%

Income before income taxes	71.8	78.9	(7.1)	(9.0)%
Provision for income taxes	18.5	21.4	(2.9)	(13.6)%

Net income	$53.3	$57.5	$(4.2)	(7.3)%

Net sales

Net sales for the three months ended September 30, 2024 were $1,305.1 million, an increase of $52.5 million, or 4.2%, as compared to the three months ended September 30, 2023, primarily driven by effective pricing and mix improvements and volume growth in both segments.

Cost of sales

Cost of sales consists primarily of manufacturing, shipping and logistics, storage and handling costs, personnel costs and allocated facilities and overhead costs associated with the products sold. Manufacturing costs consist primarily of water sourcing costs, packaging costs and labor and utilities to convert raw materials into finished products.

During the three months ended September 30, 2024, cost of sales was $888.9 million, an increase of $14.4 million, or 1.6%, as compared to the three months ended September 30, 2023, primarily driven by higher labor-related manufacturing and packaging costs, partially offset by favorable storage and handling costs and freight costs, when compared to the prior year period.

Gross profit and gross margin

During the three months ended September 30, 2024, gross profit was $416.2 million, an increase of $38.1 million, or 10.1%, as compared to the prior year period, and gross margin as a percentage of sales was 31.9% for the three months ended September 30, 2024, compared to 30% for the three months ended September 30, 2023, primarily driven by higher net sales and improved costs including lower storage and handling costs and freight costs.

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended September 30, 2024 were $239.7 million, an increase of $8.9 million, or 3.9%, as compared to $230.8 million for the three months ended September 30, 2023, primarily driven by higher marketing, sales and promotional expenses, partially offset by lower spending on information technology.

Acquisition, integration and restructuring expenses

During the three months ended September 30, 2024, acquisition, integration and restructuring expenses were $10.0 million, an increase of $6.0 million, or 150.0%, as compared to the three months ended September 30, 2023, primarily due to advisory and legal costs related to the proposed merger with Primo Water Corporation (“Primo”) announced by the Company on June 16, 2024, partially offset by lower severance charges during 2024 when compared to 2023.

Other operating expenses (income), net

Other operating expenses (income), net, includes primarily foreign exchange, unrealized mark-to-market adjustments for commodity forwards and other infrequent income or expenses.

For the three months ended September 30, 2024, other operating expenses, net were $9.0 million, compared to income of $11.4 million for the three months ended September 30, 2023. The increase in expense was primarily due a $9.0 million unrealized loss on commodity forwards during the current period, compared to an unrealized gain of $12.0 million in the prior year.

Interest and financing expense, net

Interest and financing expense, net, includes the interest expense on outstanding debt obligations, partially offset by the amount capitalized as part of capital projects and interest income earned on cash and cash equivalents, including restricted cash.

For the three months ended September 30, 2024, interest and financing expense, net were $85.7 million, an increase of $9.9 million, or 13.1%, as compared to the three months ended September 30, 2023, primarily attributable to the incurrence of the 2024 Incremental Term Loans.

Provision for income taxes

For the three months ended September 30, 2024, provision for income taxes was $18.5 million, compared to $21.4 million for the three months ended September 30, 2023. The majority of our taxable income is generated in the United States and was taxed at an effective tax rate of 25.8% during the three months ended September 30, 2024, mainly driven by United States activity taxed at a federal and state statutory rate of 24.9%.

Relative to the federal and state statutory rate, the 2023 effective tax rate was 27.1%, primarily impacted by discrete items in the prior year period.

Net income

Net income for the three months ended September 30, 2024 was $53.3 million, a decrease of $4.2 million as compared to the three months ended September 30, 2023, due to the factors mentioned above.

Segment Results

Retail

(in millions)	Three Months Ended September 30,
	2024	2023	$ Variance	% Change
Net sales	$987.7	$947.6	$40.1	4.2%
Operating income	146.5	111.6	34.9	31.3%
Operating margin %	14.8%	11.8%

Net sales for the three months ended September 30, 2024 were $987.7 million, an increase of $40.1 million, or 4.2%, as compared to the three months ended September 30, 2023. This increase was primarily driven by effective pricing and mix improvements and, to a lesser extent, by volume growth.

Operating income for the three months ended September 30, 2024 was $146.5 million, an increase of $34.9 million as compared to the three months ended September 30, 2023, primarily as a result of the aforementioned increase in volumes and the overall improved gross margins as a result of lower freight and storage costs, offsetting higher packaging costs. The operating income improvement was also partially offset by higher marketing expenses.

ReadyRefresh

(in millions)	Three Months Ended September 30,
	2024	2023	$ Variance	% Change
Net sales	$317.4	$305.0	$12.4	4.1%
Operating income	35.8	41.7	(5.9)	(14.1)%
Operating margin %	11.3%	13.7%

Net sales for the three months ended September 30, 2024 were $317.4 million, an increase of $12.4 million, or 4.1%, as compared to the three months ended September 30, 2023, primarily driven by a near equal impact of effective pricing and mix, and volume improvements.

Operating income for the three months ended September 30, 2024 was $35.8 million, a decrease of $5.9 million, compared to the three months ended September 30, 2023, primarily as a result of higher labor-related delivery costs and marketing expenses, partially offset by improved pricing and mix and lower broker commissions.

Nine Months Ended September 30, 2024 Compared to the Nine Months Ended September 30, 2023

The following table sets forth a summary of the Company’s operations for the periods indicated (in millions):

	Nine Months Ended September 30,
	2024	2023	$ Variance	% Change
Net sales	$3,755.3	$3,612.7	$142.6	3.9%
Cost of sales	2,563.8	2,574.9	(11.1)	(0.4)%

Gross profit	1,191.5	1,037.8	153.7	14.8%
Gross margin %	31.7%	28.7%
Selling, general and administrative expenses	714.7	709.3	5.4	0.8%
Acquisition, integration and restructuring expenses	29.0	15.0	14.0	93.3%
Other operating expenses (income), net	6.5	(3.9)	10.4	(266.7)%

Operating income	441.3	317.4	123.9	39.0%
Operating margin %	11.8%	8.8%
Interest and financing expense, net	251.8	212.7	39.1	18.4%

Income before income taxes	189.5	104.7	84.8	81.0%
Provision for income taxes	48.2	24.0	24.2	100.8%

Net income	$141.3	$80.7	$60.6	75.1%

Net sales

Net sales for the nine months ended September 30, 2024 were $3,755.3 million, an increase of $142.6 million, or 3.9%, as compared to the nine months ended September 30, 2023, primarily driven by volume growth in both segments, and effective pricing and mix improvements in the ReadyRefresh segment.

Cost of sales

Cost of sales consists primarily of manufacturing, shipping and logistics, storage and handling costs, personnel costs and allocated facilities and overhead costs associated with the products sold. Manufacturing costs consist primarily of water sourcing costs, packaging costs and labor and utilities to convert raw materials into finished products.

During the nine months ended September 30, 2024, cost of sales was $2,563.8 million, a decrease of $11.1 million, or 0.4%, as compared to the nine months ended September 30, 2023, primarily driven by favorable freight, water sourcing costs and packaging costs, when compared to the prior year period, partially offset by higher labor-related and storage costs.

Gross profit and gross margin

During the nine months ended September 30, 2024, gross profit was $1,191.5 million, an increase of $153.7 million, or 14.8%, as compared to the prior year period, and gross margin as a percentage of sales was 31.7% for the nine months ended September 30, 2024, compared to 28.7% for the nine months ended September 30, 2023, primarily driven by higher net sales and favorable freight, packaging, and water sourcing costs.

Selling, general and administrative expenses

Selling, general and administrative expenses for the nine months ended September 30, 2024 were $714.7 million, an increase of $5.4 million, or 0.8%, as compared to the nine months ended September 30, 2023, primarily driven by higher labor-related costs, including variable compensation, and related party management fees, partially offset by lower information technology costs.

Acquisition, integration and restructuring expenses

During the nine months ended September 30, 2024, acquisition, integration and restructuring expenses were $29.0 million, an increase of $14.0 million, or 93.3%, as compared to the nine months ended September 30, 2023, primarily due to advisory and legal costs related to the proposed merger with Primo, partially offset by lower severance charges during 2024 when compared to 2023.

Other operating expenses (income), net

Other operating expenses (income), net, includes primarily foreign exchange, unrealized mark-to-market adjustments for commodity forwards and other infrequent income or expenses.

For the nine months ended September 30, 2024, other operating expense, net was $6.5 million, compared to income of $3.9 million for the nine months ended September 30, 2023. The change was primarily due to an unrealized loss of $5.8 million on commodity forwards in the current period, compared to an unrealized gain of $5.6 million in the prior year period.

Interest and financing expense, net

Interest and financing expense, net, includes the interest expense on outstanding debt obligations, partially offset by the amount capitalized as part of capital projects and interest income earned on cash and cash equivalents, including restricted cash.

For the nine months ended September 30, 2024, interest and financing expense, net was $251.8 million, an increase of $39.1 million, or 18.4%, as compared to the nine months ended September 30, 2023, primarily attributable to the issuance of the 2024 Incremental Term Loans, the amounts drawn down on the revolving credit facility and the higher variable interest rate on the Term Loan Facility compared to the prior year period.

Provision for income taxes

For the nine months ended September 30, 2024, the provision for income taxes was $48.2 million, compared to $24.0 million for the nine months ended September 30, 2023. The majority of our taxable income is generated in the United States and taxed at an effective tax rate of 25.4% for the current period, driven by the United States activity taxed at a federal and state statutory rate of 24.9%.

Relative to the federal and state statutory rate, the 2023 effective tax rate was 22.9%, primarily impacted by discrete items in the prior year period.

Net income

Net income for the nine months ended September 30, 2024 was $141.3 million, an improvement of $60.6 million as compared to the nine months ended September 30, 2023, due to the factors mentioned above.

Segment Results

Retail

(in millions)	Nine Months Ended September 30,
	2024	2023	$ Variance	% Change
Net sales	$2,866.8	$2,762.2	$104.6	3.8%
Operating income	411.7	265.6	146.1	55.0%
Operating margin %	14.4%	9.6%

Net sales for the nine months ended September 30, 2024 were $2,866.8 million, an increase of $104.6 million, or 3.8%, as compared to the nine months ended September 30, 2023, due to volume growth.

Operating income nine months ended September 30, 2024 was $411.7 million, an increase of $146.1 million compared to the nine months ended September 30, 2023, primarily as a result of higher sales at higher gross margins due to lower freight and packaging costs, and further benefiting from lower information technology costs when compared to the prior year. This improvement was partially offset by higher selling expenses, primarily labor-related costs.

ReadyRefresh

(in millions)	Nine Months Ended September 30,
	2024	2023	$ Variance	% Change
Net sales	$888.5	$850.5	$38.0	4.5%
Operating income	91.0	86.9	4.1	4.7%
Operating margin %	10.2%	10.2%

Net sales for the nine months ended September 30, 2024 were $888.5 million, an increase of $38.0 million, or 4.5%, as compared to the nine months ended September 30, 2023. This increase was primarily driven by effective pricing and mix improvement, and to a lesser extent volume growth during the current year period.

Operating income for the nine months ended September 30, 2024 was $91.0 million, an increase of $4.1 million compared to the nine months ended September 30, 2023, primarily as a result of higher net sales and lower broker commissions and bad debt expense, partially offset by higher labor-related distribution costs and higher marketing expenses.

Non-GAAP Financial Measures

We present certain non-GAAP measures including Adjusted EBITDA and Free Cash Flow and measures derived therefrom, which are not required by, or presented in accordance with, U.S. GAAP. We use Adjusted EBITDA as an important performance metric for the Company. In addition, Free Cash Flow is an important liquidity metric that we use to evaluate our ability to make principal payments on our indebtedness and to fund our capital expenditures and working capital requirements. We present Adjusted EBITDA and Free Cash Flow because we believe these measures are frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry.

Adjusted EBITDA and Free Cash Flow should be considered in addition to, and not as a substitute for or superior to, financial measures calculated in accordance with U.S. GAAP. These are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with U.S. GAAP or as an alternative to net cash provided by operating activities as a measure of our liquidity and may not be comparable to other similarly titled measures of other businesses. These non-GAAP metrics do not necessarily indicate whether cash flow will be sufficient or available to meet our cash requirements and may not be indicative of our historical operating results, nor are such measures meant to be predictive of our future results. In the future, we may incur expenses similar to the adjustments noted herein to calculate Adjusted EBITDA and Free Cash Flow. However, the magnitude of such adjustments for the periods presented herein is not necessarily indicative of the magnitude of such adjustments in future periods. Our presentation of Adjusted EBITDA and Free Cash Flow should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA and Free Cash Flow have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our operating results or cash flows as reported under U.S. GAAP. Some of these limitations include that:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary, to service interest on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and not all of these measures reflect cash requirements for such replacements;

•

non-cash compensation is a key element of our long-term executive incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	the fact that other companies in our industry may calculate these measures differently than we do, which limits their usefulness as comparative measures; and

•	these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations.

Furthermore, we compensate for the limitations described above by relying primarily on our U.S. GAAP results and using Adjusted EBITDA and Free Cash Flow only for supplemental purposes.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest and financing expense, net, provision for (benefit from) income taxes, depreciation and amortization; adjusted for transaction related costs, one-time consulting fees, management fees, legal fees related to cases originating under Nestle, unrealized foreign exchange and commodity forward losses (gains), net, nonrecurring costs related to software implementation, severance costs associated with restructuring plans, write-off of long-lived assets, and other infrequent or nonrecurring adjustments, net. This is an important metric that management uses as an analytical indicator to evaluate our performance, allocate resources and measure leverage. We believe that Adjusted EBITDA is a useful metric for management, investors and analysts because it excludes certain items that can vary widely across different industries or among companies within the same industry, and it removes the impact of items that we do not believe are indicative of our core operating performance. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies, and we believe these adjustments allow for consistent comparison of our operating results over time and relative to our peers.

We use Adjusted EBITDA to supplement U.S. GAAP measures of performance in evaluating the effectiveness of our business strategies, and to establish annual budgets and forecasts. We also use Adjusted EBITDA to establish short-term incentive compensation for management.

The following table reconciles net income, the most directly comparable U.S. GAAP measure, to Adjusted EBITDA for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net income	$53.3	$57.5	$141.3	$80.7
Interest and financing expense, net	85.7	75.8	251.8	212.7
Provision for income taxes	18.5	21.4	48.2	24.0
Depreciation and amortization	77.8	82.2	227.3	222.6
Primo transaction related costs[1]	7.8	—	26.7	—
One-time consulting fees[2]	3.0	2.3	6.4	9.1
Related party management fees	4.5	3.4	18.6	11.2
Legal fees	1.4	1.9	4.0	6.8
Unrealized loss (gain) on foreign exchange and commodity forwards, net	8.8	(11.5)	6.1	(3.6)
Software implementation costs	—	1.1	—	4.3
Severance and other employee-related costs	0.3	2.4	0.7	8.4
Write-off of long-lived assets	2.1	—	3.8	—
Other	0.9	1.4	4.9	2.1

Adjusted EBITDA	$264.1	$237.9	$739.8	$578.3

1.

Primo transaction related costs for the three months ended September 30, 2024 include $4.0 million of legal fees and $1.6 million of one-time consulting fees, respectively. Primo transaction related costs for the nine months ended September 30, 2024 include $15.2 million of legal fees and $9.2 million of one-time consulting fees, respectively. All related costs are a component of Acquisition, integration and restructuring.

2.

For the three months ended September 30, 2024, the Company recorded One-time consulting fees of $1.4 million and $1.6 million within Selling, general and administrative and Acquisition, integration and restructuring, respectively. For the nine months ended September 30, 2024, the Company recorded One-time consulting fees of of $4.8 million and $1.6 million within Selling, general and administrative and Acquisition, integration and restructuring, respectively.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and intangible assets not acquired in a business combination (mainly software development costs). We believe Free Cash Flow assists investors and analysts in evaluating our liquidity and cash flows, including our ability to make principal payments on our indebtedness and to fund our capital expenditures and working capital requirements.

The following table reconciles net cash provided by operating activities, the most directly comparable U.S. GAAP measure, to Free Cash Flow for the periods presented.

	Nine Months Ended September 30,
(in millions)	2024	2023
Net cash provided by operating activities	$370.1	$198.8
Purchases of property, plant and equipment	(96.9)	(162.0)
Purchases of intangible assets	(36.4)	(12.2)

Free cash flow	$236.8	$24.6

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital and general corporate purposes, including capital expenditures and debt service, dividends and acquisitions. We have historically funded our operations and acquisitions primarily through debt financing and cash provided by operating activities.

We believe that a combination of cash generated from operating activities, undrawn availability under the ABL Revolving Credit Agreement, and borrowings under the Term Loan Facility will provide sufficient liquidity to support our working capital needs, planned growth and capital expenditure needs, service the ongoing principal and interest payments on our indebtedness, along with our other funding and investment requirements for the next 12 months and for the foreseeable future. However, we do not expect to generate sufficient cash from operations to repay at maturity the entirety of the then-outstanding balances of our debt, including the Term Loan that is expected to mature in 2028 and the Senior Notes that are expected to mature in 2029. As a result, we will then be dependent upon our ability to access the credit markets or source additional equity investments to repay or refinance the outstanding balances of our indebtedness. Failure to raise significant amounts of funding to repay these obligations at maturity would adversely affect our financial condition. We may also require additional capital in the future to pursue attractive acquisition opportunities in our industry. In addition, our ability to service our indebtedness and to fund our other liquidity requirements will depend on our ability to generate and access cash in the future, which is subject to general economic, financial, contractual, competitive, legislative, regulatory and other factors.

As of September 30, 2024, we had $177 million of cash on hand (of which $2 million is restricted) and had access to a $350 million ABL Revolving Credit Agreement (availability of $298 million, net of outstanding letters of credit of $52 million). We, or our affiliates, may from time to time seek to repurchase or retire outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, tender offers or otherwise. Any future repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity, contractual restrictions, and other factors. The amounts involved may be material.

The following tables sets forth a summary of the Company’s cash flows for the periods indicated (in millions):

	Nine Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$370.1	$198.8
Net cash used in investing activities	(130.4)	(171.3)
Net cash used in financing activities	(109.7)	(19.7)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(0.3)	(0.1)

Net change in cash, cash equivalents, and restricted cash	129.7	7.7
Cash, cash equivalents, and restricted cash at beginning of period	47.0	105.8

Cash, cash equivalents, and restricted cash at end of period	$176.7	$113.5

Net cash provided by operating activities was $370.1 million for the nine months ended September 30, 2024, compared to $198.8 million for the nine months ended September 30, 2023. Improvement for the 2024 period was primarily due a significant reduction in the use of cash from working capital and an increase in net income.

Net cash used in investing activities was $130.4 million for the nine months ended September 30, 2024, compared to $171.3 million for the nine months ended September 30, 2023. The decrease was primarily due to lower capital expenditures during the current period.

Net cash used in financing activities for the nine months ended September 30, 2024 was $109.7 million, compared to $19.7 million for the nine months ended September 30, 2023. The increased use of cash is primarily due to the net $90.0 million repayment of our Revolver during 2024. During the nine months ended September 30, 2023, we issued the 2024 Incremental Term Loans for net proceeds of $392.0 million, offset by a dividend payment of $382.7 million and principal debt repayments.

Contractual Obligations and Commitments

Our material contractual obligations as of September 30, 2024 primarily consisted of long-term debt principal and interest payments and various operating and finance leases for our facilities. Additionally, we may enter into unconditional purchase obligations with third party suppliers in the ordinary course of business, which are entered into to secure access to springs, subscriptions, utilities, services and supplies vital to our operations and ability to serve our customers. For additional discussion on our operating and finance leases and debt, see Note 6-Leases and Note 8-Debt to our condensed consolidated financial statements.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as “structured finance or special purpose entities,” which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of our condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the balance sheet date and the amounts of revenues and expenses during the year. On an ongoing basis, we evaluate our estimates, including those related to sales incentives recorded against revenue, inventory reserves, fair value of reporting units in connection with the annual goodwill and indefinite lived intangible assessments and valuation of self-insurance reserves. Actual results may differ from these estimates under different assumptions or conditions.

Quantitative and Qualitative Disclosures About Market Risk

Our business and financial results are affected by fluctuations in world financial markets, including interest rates, credit risk and overall inflation risks. We may utilize fixed price or volume contracts that may extend over one year and derivative financial instruments (including interest rate swap arrangements), among other methods, to hedge some of these exposures. We do not use derivative financial instruments for speculative or trading purposes.